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                                                                   Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 33-43290, 33-65380, 33-65382, 33-80433 and 333-53602) pertaining to the Health Management Associates, Inc. Retirement Savings Plan and various employee and directors stock option plans of Health Management Associates, Inc., Registration Statement (Form S-3 No. 333-48820) and related Prospectus of Health Management Associates, Inc. for the registration of $488,750,000 Convertible Senior Subordinated Debentures due 2020 and 14,448,574 shares of its common stock and Registration Statement (Form S-4 No. 333-41953) and related Prospectus of our report dated October 24, 2001, with respect to the consolidated financial statements and schedule of Health Management Associates, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 2001.

/s/ ERNST & YOUNG LLP


Tampa, Florida
December 18, 2001


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